Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP. ANNOUNCES PRICING OF SENIOR CONVERTIBLE NOTES
BERWYN, Pa.—(BUSINESS WIRE)—June 21, 2007—Dollar Financial Corp. (NASDAQ: DLLR) (the “Company”), a leading international financial services company serving under-banked consumers, today announced the pricing of its offering of $175.0 million aggregate principal amount of its senior convertible notes due 2027 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted to the initial purchasers an option to purchase up to an additional $25.0 million aggregate principal amount of such Notes to cover over-allotments, if any.
The Notes will be unsecured, senior obligations of the Company, will pay interest semi-annually and will be convertible upon satisfaction of certain conditions. Upon conversion, holders will receive cash up to the principal amount and any excess conversion amount in shares of its common stock unless the Company elects to satisfy its entire conversion obligation in shares of its common stock.
The Notes will pay interest semi-annually at a rate of 2.875% per annum. The Notes will be convertible at an initial conversion rate of 25.7759 shares of common stock per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $38.80 per share.
The Company intends to use the net proceeds of the offering for the repayment of all of its outstanding borrowings under the revolving loan portions of its secured credit facility, general corporate purposes, which may include acquisitions or expansion of its store network, and possible repayment of additional outstanding indebtedness, including inter-company indebtedness.
The Notes and any shares of common stock of the Company that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Dollar Financial Corp.
Dollar Financial Corp. is a leading international financial services company serving under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, bill payment services, and legal document processing services.

At March 31, 2007, the Company’s global store network consisted of 1,275 stores, including 890 company-operated financial services stores and 117 franchised We The People legal document processing locations in 30 states, the District of Columbia, Canada and the United Kingdom. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the Company’s future results, growth and operating strategy, the amendment to the credit agreement and the potential note offering. These forward looking statements involve risks and uncertainties, including risks related to the regulatory environment, current and potential future litigation, the integration of acquired stores, the performance of new stores, the implementation and results of restructuring initiatives, the impact of the note offering and credit agreement amendments and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation, the increase in interest payments under the notes, or the various FDIC, Federal, state or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the final prospectus from the Company’s follow-on public offering filed with the SEC on June 16, 2006 and its fiscal 2006 annual report on Form 10-K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
CONTACT:
Financial Dynamics for Dollar Financial Corp
Mark McCall or Julie Prozeller, 212-850-5600
SOURCE: Dollar Financial Corp.